[GRAPHIC OMITTED]

                        SENIOR HOUSING PROPERTIES TRUST

                               First Quarter 2005
                   Supplemental Operating and Financial Data











            All amounts in this report are unaudited, except for the
                 December 31, 2004 Consolidated Balance Sheet.

                          TABLE OF CONTENTS

                                                                Page

CORPORATE INFORMATION

   Company Profile                                                5
   Investor Information                                           6
   Research Coverage                                              7

FINANCIAL INFORMATION

   Key Financial Data                                             9
   Consolidated Balance Sheet                                    10
   Consolidated Statement of Income                              11
   Consolidated Statement of Cash Flows                          12
   Calculation of EBITDA                                         13
   Calculation of Funds from Operations (FFO)                    14
   Debt Summary                                                  15
   Debt Maturity Schedule                                        16
   Leverage Ratios, Coverage Ratios and Public Debt Covenants    17
   Acquisitions Information                                      18
   Financing Activities                                          19

PORTFOLIO INFORMATION

   Portfolio Summary by Facility Type and Tenant                 21
   Occupancy by Facility Type and Tenant                         22
   % Private Pay by Facility Type and Tenant                     23
   Rent Coverage by Tenant                                       24
   Portfolio Lease Expiration Schedule                           25

                  WARNING REGARDING FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS CONTAINED IN THIS SUPPLEMENTAL OPERATING AND FINANCIAL DATA REPORT FOR THE QUARTER ENDED MARCH 31, 2005 ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. SUCH FACTORS INCLUDE, WITHOUT LIMITATION, CHANGES IN MEDICARE OR MEDICAID RATES WHICH MAY AFFECT SOME OF OUR TENANTS' ABILITIES TO PAY RENTS DUE TO US. IN ADDITION, WE ARE CURRENTLY INVOLVED IN LITIGATION WITH HEALTHSOUTH. WE HAVE SENT
HEALTHSOUTH A LEASE TERMINATION NOTICE AND HEALTHSOUTH HAS DISPUTED THE LEASE TERMINATION AND CONTINUED TO PAY US MONTHLY AMOUNTS EQUAL TO THE DISPUTED AMOUNTS DUE UNDER THE TERMINATED LEASE. WE CANNOT PREDICT HOW OR WHEN OUR DISPUTES WITH HEALTHSOUTH WILL BE RESOLVED. DISCOVERY DURING LAWSUITS OR DECISIONS BY COURTS MAY CREATE RESULTS THAT ARE DIFFERENT FROM ANY IMPLICATIONS HEREIN. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, WE DO NOT INTEND TO IMPLY THAT WE WILL RELEASE PUBLICLY THE RESULT OF ANY REVISION TO THE FORWARD LOOKING STATEMENTS TO REFLECT THE FUTURE OCCURRENCE OF PRESENTLY UNANTICIPATED EVENTS.

                             CORPORATE INFORMATION

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                                 March 31, 2005

                                 COMPANY PROFILE
--------------------------------------------------------------------------------
The Company:
Senior Housing Properties Trust is a real estate investment trust, or REIT, which owns independent and assisted living properties, continuing care retirement communities and nursing homes located throughout the United States. All of our properties are triple net leased, meaning that each tenant pays us rent, but remains responsible to pay all operating costs, taxes, insurance and maintenance costs that arise from the use of our property. Our 181 properties are leased to eleven tenants under 12 leases. We are included in a number of stock indices, including the Russell 2000(R), the Morgan Stanley REIT Index and the S&P REIT Composite Index.

Management:
Senior  Housing  Properties  Trust is managed by Reit  Management & Research LLC
(RMR). RMR was founded in 1986 to manage public investments in real estate. As of March 31, 2005, RMR oversaw one of the largest portfolios of public real estate in the United States, including more than 850 properties, with approximately 81 million square feet, located in 42 states, Washington, DC, Puerto Rico and Ontario, Canada. RMR has almost 400 employees in its headquarters and regional offices located throughout the country. In addition to managing SNH, RMR and its affiliates also manage Hospitality Properties Trust
(HPT), a publicly traded REIT that owns hotels, HRPT Properties Trust (HRP), a publicly traded REIT that primarily owns and leases office buildings and industrial properties and three mutual funds which invest in unaffiliated real estate companies. The three REITs managed by RMR had combined total market capitalization of approximately $11 billion as of March 31, 2005. We believe that being managed by RMR is a competitive advantage for SNH because RMR provides SNH with a depth of management and experience which may be unequaled in the real estate industry. We also believe RMR is able to provide management services to SNH at costs that are lower than SNH would have to pay for similar quality services.

Strategy:
Our present business plan is to maintain an investment portfolio of independent living properties, assisted living properties and nursing homes and to acquire additional senior living properties primary for income and secondarily for appreciation potential. Our current growth strategy is generally focused on making portfolio acquisitions of geographically diverse, primarily independent and assisted senior living properties where the majority of the residents pay for occupancy and services from private resources rather than through government programs. We base our acquisition decisions on the historical and projected operating results of the target properties and the financial strength of the proposed tenants and their guarantors, among other considerations. Our present financial strategy is to maintain a conservative capital structure which limits the amount of debt that we issue. We do not have any investments in joint ventures or partnerships. Also, the majority of our debt is fixed rate, and we have no significant debt maturities until 2012.

Stock Exchange Listing:                 Corporate Headquarters:
New York Stock Exchange                 400 Centre Street
                                        Newton, MA 02458
Trading Symbol:                         (t) (617) 796-8350
                                        (f) (617) 796-8349
Common Shares -- SNH

Senior Unsecured Debt Ratings:

Moody's -- Ba2
Standard & Poor's -- BB+

Portfolio Data as of 3/31/05:

Total properties                                 181
Total units / beds                            22,546
Percent of rent from private pay properties    83.7% (1)

Portfolio Concentration as of 3/31/05 (by facility type):

                               Number of       Number of      Carrying Value                  Annualized
                               Properties      Units/Beds    of Investment (2)    Percent    Current Rent       Percent
                               ----------------------------------------------------------------------------------------
Independent Living (IL) (3)            36          10,412     $   902,306           56.2%       $  90,612         57.0%
Assisted Living (AL)                   81           5,337         438,082           27.3%          42,452         26.7%
Nursing Homes                          62           6,433         220,752           13.8%          17,119         10.8%
Hospitals                               2             364          43,553            2.7%           8,700          5.5%
                               ----------------------------------------------------------------------------------------
Total                                 181          22,546     $ 1,604,693          100.0%       $ 158,883        100.0%
                               ========================================================================================

Operating Statistics for Q1 2005 (by tenant):

                               Number of       Number of      Annualized        Rent                          Percent
Tenant                         Properties      Units/Beds    Current Rent    Coverage (4)   Occupancy (4) Private Pay (4)
-------------------------------------------------------------------------------------------------------------------------
Five Star / Sunrise (5)                31           7,307       $  64,206           1.14x             92%           85%
Five Star                              98           7,731          32,005           1.63x             87%           41%
Sunrise / Marriott (6)                 14           4,091          31,197           1.25x             90%           80%
New Seasons / IBC (7)                  10           1,019           9,287           1.11x             79%          100%
HealthSouth (8)                         2             364           8,700              NA              NA            NA
Alterra Healthcare Corporation         18             894           7,136           1.63x             84%           98%
Genesis HealthCare Corporation          1             156           1,522           1.71x             96%           23%
5 Private Companies (combined)          7             984           4,830           1.87x             87%           24%
                               ------------------------------------------
                                      181          22,546       $ 158,883
                               ==========================================

(1) Represents the percentage of SNH's rental income that is derived from properties where the underlying operating revenues are greater than 80% private pay.
(2)  Amounts are before depreciation, but after impairment write downs.
(3) Properties where the majority of units are independent living apartments are classified as independent living communities.
(4) All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods, or the most recent prior period for which tenant operating results are available to us from our tenants. Rent coverage is calculated as operating cash flow from our tenants' facility operations, before subordinated charges and capital expenditure reserves, divided by rent payable to us. We have not independently verified our tenants' operating data.
(5) These 31 properties leased to Five Star Quality Care, Inc., or Five Star, are managed by Sunrise Senior Living, Inc., or Sunrise. Sunrise does not guaranty Five Star's lease obligations.
(6) Marriott International, Inc., or Marriott, guarantees the lease for these 14 properties leased to Sunrise.
(7) Independence Blue Cross, or IBC, a Pennsylvania health insurer, guarantees the lease for the 10 properties leased to NewSeasons Assisted Living Communities, Inc., or NewSeasons.
(8) During 2003, HealthSouth issued a press release stating that its historical financial information should not be relied upon. Since that time and through the date of this report, HealthSouth has not filed audited financial information with the SEC. Because we have reason to doubt whatever information we have from HealthSouth we do not disclose any operating data for this tenant. See also Note 2 on page 21 regarding our litigation with HealthSouth.

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                              Contact Information
                                 March 31, 2005

                              INVESTOR INFORMATION
--------------------------------------------------------------------------------


                               Board of Trustees
--------------------------------------------------------------------------------

Barry M. Portnoy                       Gerard M. Martin
Managing Trustee                       Managing Trustee


Frank J. Bailey                        Frederick N. Zeytoonjian
Independent Trustee                    Independent Trustee


John L. Harrington
Independent Trustee


                               Senior Management
--------------------------------------------------------------------------------
David J. Hegarty                       John R. Hoadley
President, Chief Operating Officer     Treasurer and Chief Financial Officer
and Secretary


                              Contact Information
--------------------------------------------------------------------------------
Investor Relations                     Inquiries
Senior Housing Properties Trust        Financial inquiries should be directed to
400 Centre Street                      John R. Hoadley, Treasurer and Chief
Newton, MA 02458                       Financial Officer, at (617) 796-8350 or
(t) (617) 796-8350                     jhoadley@reitmr.com.
(f) (617) 796-8349
(email) info@snhreit.com               Investor and media inquiries should be
(website) www.snhreit.com              directed to Timothy A. Bonang, Manager of
                                       Investor Relations, at (617) 796-8149 or tbonang@reitmr.com.

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                                 March 31, 2005

                               RESEARCH COVERAGE
--------------------------------------------------------------------------------
                            Equity Research Coverage
--------------------------------------------------------------------------------

A.G. Edwards & Sons                     RBC Capital Markets
John Sheehan                            Jay Leupp
(314) 955-5834                          (415) 633-8588

Legg Mason                              Stifel, Nicolaus
Jerry Doctrow                           Phillip Martin
(410) 454-5142                          (312) 832-2756

Merrill Lynch                           UBS
David Tsoupros                          Christopher Pike
(212) 449-9697                          (212) 713-2087

Raymond James                           Wachovia Securities
Paul Puryear                            Stephen Swett
(727) 573-3800                          (212) 909-0954

                             Debt Research Coverage
--------------------------------------------------------------------------------
UBS                                     Wachovia Securities
Ray Garson                              Dan Sullivan
(203) 719-6415                          (704) 383-6441

                                Rating Agencies
--------------------------------------------------------------------------------
Moody's Investor Service                Standard and Poor's
Karen Nickerson                         George Skoufis
(212) 553-4924                          (212) 438-2608




SNH is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SNH's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SNH or its management. SNH does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

                             FINANCIAL INFORMATION

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data

                               KEY FINANCIAL DATA
--------------------------------------------------------------------------------
        (share amounts and dollars in thousands, except per share data)

                                                                   As of and For the Three Months Ended
                                                   -------------------------------------------------------------------
                                                     3/31/2005    12/31/2004     9/30/2004     6/30/2004     3/31/2004
                                                   -----------   -----------   -----------   -----------   -----------
Shares Outstanding:
Common shares outstanding (at end of period)            68,496        68,496        63,496        63,472        63,469
Weighted average common shares outstanding -
  basic and diluted (1)                                 68,496        64,311        63,477        63,471        62,354

Common Share Data:
Price at end of period                             $     16.68   $     18.94   $     17.82   $     16.79   $     19.50
High during period                                 $     19.10   $     20.34   $     18.24   $     20.05   $     19.55
Low during period                                        16.20   $     17.85   $     16.10   $     13.50   $     17.00
Annualized dividends paid per share                       1.28   $      1.28   $      1.28   $      1.24   $      1.24
Annualized dividend yield (at end of period)              7.7%          6.8%          7.2%          7.4%          6.4%

Market Capitalization:
Total debt (book value)                                535,748   $   535,178   $   478,274   $   481,433   $   487,518
Plus: market value of common shares
  (at end of period)                                 1,142,513     1,297,314     1,131,499     1,065,695     1,237,646
                                                   -----------   -----------   -----------   -----------   -----------
Total market capitalization                        $ 1,678,261   $ 1,832,492   $ 1,609,773   $ 1,547,128   $ 1,725,164
Total debt / total market capitalization                 31.9%         29.2%         29.7%         31.1%         28.3%

Book Capitalization:
Total debt                                         $   535,748   $   535,178   $   478,274   $   481,433   $   487,518
Plus: total shareholders' equity                       881,692       890,667       798,536       803,791       810,390
                                                   -----------   -----------   -----------   -----------   -----------
Total book capitalization                          $ 1,417,440   $ 1,425,845   $ 1,276,810   $ 1,285,224   $ 1,297,908
Total debt / total book capitalization                   37.8%         37.5%         37.5%         37.5%         37.6%

Selected Balance Sheet Data:
Total assets                                       $ 1,436,848   $ 1,447,730   $ 1,300,173   $ 1,308,287   $ 1,318,804
Total liabilities                                  $   555,156   $   557,063   $   501,637   $   504,496   $   508,414
Gross book value of real estate assets (2)         $ 1,604,693   $ 1,600,952   $ 1,447,874   $ 1,445,713   $ 1,442,707
Total debt / gross book value of real estate             33.4%         33.4%         33.0%         33.3%         33.8%

Selected Income Statement Data:
Total revenues                                     $    39,227   $    40,730   $    35,744   $    35,506   $    36,543
EBITDA (3)                                         $    36,649   $    35,316   $    33,722   $    33,558   $    34,064
Net income                                         $    13,865   $    16,513   $    12,919   $    14,041   $    13,269
Funds from operations (FFO) (4)                    $    25,426   $    24,390   $    23,437   $    23,303   $    23,694
Common distributions paid                          $    21,919   $    21,919   $    20,319   $    19,676   $    19,675

Per Share Data:
Net income                                         $      0.20   $      0.26   $      0.20   $      0.22   $      0.21
FFO                                                $      0.37   $      0.38   $      0.37   $      0.37   $      0.38
Common distributions paid                          $      0.32   $      0.32   $      0.32   $      0.31   $      0.31
FFO payout ratio                                         86.2%         89.9%         86.7%         84.4%         83.0%

Coverage Ratios:
EBITDA (3) / interest expense                             3.3x          3.2x          3.3x          3.3x          3.3x

     (1) SNH has no outstanding common share equivalents, such as units, convertible debt or stock options.
     (2) Gross book value of real estate assets is real estate properties, at cost, after impairment write downs, including purchase price allocations relating to FAS 141.
     (3)  See page 13 for calculation of EBITDA.
     (4)  See page 14 for calculation of FFO.

                         Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                                 March 31, 2005

                           CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------
                       (in thousands, except share data)

                                                      As of         As of
                                                    March 31,    December 31,
                                                      2005          2004
                                                   -----------   -----------
                                                                  (audited)
ASSETS
   Real estate properties, at cost:
      Land                                         $   178,357   $   178,353
      Buildings and improvements                     1,426,336     1,422,599
                                                   -----------   -----------
                                                     1,604,693     1,600,952
      Less accumulated depreciation                    209,978       199,232
                                                   -----------   -----------
                                                     1,394,715     1,401,720
   Cash and cash equivalents                             3,564         3,409
   Restricted cash                                       6,527         6,176
   Deferred financing fees, net                          8,885         9,367
   Other assets                                         23,157        27,058
                                                   -----------   -----------
   Total assets                                    $ 1,436,848   $ 1,447,730
                                                   ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
   Unsecured revolving bank credit facility        $    38,000   $    37,000
   Senior unsecured notes due 2012 and 2015,
      net of discount                                  393,816       393,775
   Junior subordinated debentures due 2041              28,241        28,241
   Secured debt and capital leases                      75,691        76,162
   Accrued interest                                     10,582        12,519
   Other liabilities                                     8,826         9,366
                                                   -----------   -----------
   Total liabilities                                   555,156       557,063
                                                   -----------   -----------

   Commitments and contingencies

   Shareholders' equity:
      Common shares of beneficial interest, $0.01
         par value:
      80,000,000 shares authorized; 68,495,908
         shares issued and outstanding                     685           685
      Additional paid-in capital                     1,034,686     1,034,686
      Cumulative net income                            222,356       208,491
      Cumulative distributions                        (381,486)     (359,567)
      Unrealized gain on investments                     5,451         6,372
                                                   -----------   -----------
         Total shareholders' equity                    881,692       890,667
                                                   -----------   -----------
   Total liabilities and shareholders' equity      $ 1,436,848   $ 1,447,730
                                                   ===========   ===========

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                                 March 31, 2005

                        CONSOLIDATED STATEMENT OF INCOME
--------------------------------------------------------------------------------
                     (in thousands, except per share data)


                                                   For the Three Months Ended
                                                   -------------------------
                                                    3/31/2005     3/31/2004
                                                   -----------   -----------
Revenues:
   Rental income (1)                               $    38,888   $    34,829
   Interest and other income (2)                           339         1,714
                                                   -----------   -----------
      Total revenues                                    39,227        36,543
                                                   -----------   -----------

Expenses:
   Interest                                             11,223        10,370
   Depreciation                                         10,746         9,585
   General and administrative (1)                        3,393         3,319
                                                   -----------   -----------
      Total expenses                                    25,362        23,274
                                                   -----------   -----------
Net income                                         $    13,865   $    13,269
                                                   ===========   ===========

Weighted average common shares outstanding              68,496        62,354
                                                   ===========   ===========

Basic and diluted net income per share             $      0.20   $      0.21
                                                   ===========   ===========


Additional Data:
   General and administrative expenses (3)/
      total revenues (4)                                  7.5%          6.5%
   General and administrative expenses (3)/
      total assets (at end of period)                    0.21%         0.17%

   Straight-line rent included in rental
      income (5)                                   $       107   $        89

(1) Rental income for the quarter ended March 31, 2005, includes $2.2 million of income from two hospitals operated by HealthSouth Corporation, or HealthSouth. Effective January 2, 2002, we entered an amended lease with HealthSouth for two hospitals. In April 2003, we commenced a lawsuit against HealthSouth seeking, among other matters, to reform the amended lease based upon HealthSouth's fraud by increasing the rent payable to us from the date of the amendment forward. This litigation is pending at this time. On October 26, 2004, we terminated the amended lease for default because HealthSouth failed to deliver to us accurate and timely financial information as required by the amended lease. On November 2, 2004, HealthSouth brought a new lawsuit against us seeking to prevent our termination of the amended lease. On November 9, 2004, after a hearing, the court denied HealthSouth's request for a preliminary injunction to prevent the lease termination. We are currently seeking an expedited judicial determination that the lease termination was valid and we are pursuing damages against HealthSouth in the lawsuit which we brought in 2003. We have also begun work to identify and qualify a new tenant operator for the hospitals. Our lease with HealthSouth requires that, after termination, HealthSouth manage the hospitals for our account for a management fee during the period of the transition to a new tenant and remit the net cash flow to us. During the pendency of these disputes, HealthSouth has continued to pay us at the disputed rent amount and we have applied the payments received against the net cash flow due, but we do not know how long HealthSouth may continue to make payments. Legal expenses related to this matter were approximately $400,000 and $50,000, respectively, in the quarters ended March 31, 2005 and 2004, and are included in general and administrative expenses.
(2) Included in Other Income for the quarter ended March 31, 2004 is $1.25 million received in a settlement of litigation with Marriott International, Inc.
(3) Costs associated with our litigations with HealthSouth (on going) and Marriott (settled in January 2004) and costs associated with a failed acquisition written off in the first quarter of 2004 are excluded from general and administrative expenses for purposes of these calculations.
(4)  Includes deferred percentage rent (see Note 1 on pages 13 and 14).
(5) We report rental income on a straight-line basis over the terms of the respective leases. Rental income includes non-cash straight-line rent adjustments.

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                                 March 31, 2005

                      CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------
                                 (in thousands)

                                                   For the Three Months Ended
                                                   -------------------------
                                                    3/31/2005     3/31/2004
                                                   -----------   -----------
Cash flows from operating activities:
   Net income                                      $    13,865   $    13,269
   Adjustments to reconcile net income to cash
     provided by operating activities:
      Depreciation                                      10,746         9,585
      Amortization of deferred finance fees and
         debt discounts                                    531           526
      Change in assets and liabilities:
         Restricted cash                                  (351)           (2)
         Other assets                                    2,998         2,001
         Accrued interest                               (1,937)       (2,095)
         Other liabilities                                (559)        1,620
                                                   -----------   -----------
      Cash provided by operating activities             25,293        24,904
                                                   -----------   -----------

Cash flows from investing activities:
   Acquisitions                                         (3,741)      (24,466)
                                                   -----------   -----------
      Cash used for investing activities                (3,741)      (24,466)
                                                   -----------   -----------

Cash flows from financing activities:
   Proceeds from issuance of common shares, net              -        86,144
   Proceeds from borrowings on revolving bank credit
      facility                                           10,000        29,000
   Repayments of borrowings on revolving bank credit
      facility                                          (9,000)      (97,000)
   Repayment of debt                                      (471)         (192)
   Deferred financing fees                                  (8)            -
   Distributions to shareholders                       (21,919)      (18,121)
                                                   -----------   -----------
      Cash provided by financing activities            (21,398)         (169)
                                                   -----------   -----------

Increase in cash and cash equivalents                      155           269
   Cash and cash equivalents at beginning of
      period                                             3,409         3,530
                                                   -----------   -----------
   Cash and cash equivalents at end of period      $     3,564   $     3,799
                                                   ===========   ===========

Supplemental cash flow information:
   Interest paid                                   $    12,629   $    11,939

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                                 March 31, 2005

                             CALCULATION OF EBITDA
--------------------------------------------------------------------------------
                             (dollars in thousands)

                                                   For the Three Months Ended
                                                   -------------------------
                                                    3/31/2005     3/31/2004
                                                   -----------   -----------
Net income                                         $    13,865   $    13,269
Plus: interest expense                                  11,223        10,370
Plus: depreciation expense                              10,746         9,585
Plus: deferred percentage rent adjustment (1)              815           840
                                                   -----------   -----------
EBITDA                                             $    36,649   $    34,064
                                                   ===========   ===========

(1) We recognize percentage rental income received during the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred until the fourth quarter for purposes of calculating net income, our calculation of EBITDA for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter EBITDA calculation excludes the amounts recognized during the first three quarters.

We compute EBITDA as net income plus interest expense, depreciation expense and deferred percentage rent. We consider EBITDA to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. EBITDA does not represent cash generated by operating activities in accordance with generally accepted accounting principals, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                                 March 31, 2005

                   CALCULATION OF FUNDS FROM OPERATIONS (FFO)
--------------------------------------------------------------------------------
                             (dollars in thousands)

                                                   For the Three Months Ended
                                                   -------------------------
                                                    3/31/2005     3/31/2004
                                                   -----------   -----------
Net income                                         $    13,865   $    13,269
Plus: depreciation expense                              10,746         9,585
      deferred percentage rent adjustment (1)              815           840
                                                   -----------   -----------
FFO                                                $    25,426   $    23,694
                                                   ===========   ===========

Weighted average shares outstanding                     68,496        62,354

Net income per share                                      0.20          0.21
FFO per share                                             0.37          0.38

(1) We recognize percentage rental income received during the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred until the fourth quarter for purposes of calculating net income, our calculation of FFO for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

We compute FFO as shown in the calculation above. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent in FFO as discussed in Note 1 above. We consider FFO to be an appropriate measure of performance for a real estate investment trust, or REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on sale of properties, FFO can facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                                 March 31, 2005

                                  DEBT SUMMARY
--------------------------------------------------------------------------------
                             (dollars in thousands)

                                                     Coupon       Interest      Principal     Maturity       Due at       Years to
                                                      Rate          Rate         Balance        Date        Maturity      Maturity
                                                   -----------   -----------   -----------   -----------   -----------   -----------
Secured Debt:

   Secured Floating Rate Debt:
      Mortgage - secured by 1 property (Prime
         less 200 bps)                                  3.250%        3.250%   $     4,170        7/3/05   $     4,170           0.3

   Secured Fixed Rate Debt:
      Tax exempt bonds - secured by 1 property          5.875%        5.875%   $    14,700       12/1/27   $    14,700          22.7
      Mortgage - secured by 16 properties (1)           6.970%        6.330%        37,212        6/2/12        30,070           7.2
      Mortgage - secured by 4 properties (1)            6.110%        6.420%        12,591      11/30/13        10,218           8.7
      Capital leases - 2 properties                     7.700%        7.700%         7,018       5/31/16             -          11.2
                                                   -----------                 -----------                 -----------   -----------
         Total / weighted average secured fixed
            rate debt                                   6.665%                 $    71,521                 $    54,988          11.0
                                                   ===========                 ===========                 ===========   ===========

         Total / weighted average secured debt          6.477%                 $    75,691                 $    65,207          10.4
                                                   ===========                 ===========                 ===========   ===========

Unsecured Debt:

   Unsecured Floating Rate Debt:
      Revolving credit facility (LIBOR + 145 bps)       4.050%        4.050%   $    38,000      11/30/05   $    38,000           0.7

   Unsecured Fixed Rate Debt:
      Senior notes due 2012                             8.625%        8.625%   $   245,000       1/15/12   $   245,000           6.8
      Senior notes due 2015                             7.875%        7.875%       150,000       4/15/15       150,000          10.0
      Junior subordinated debentures (2)               10.125%       10.125%        28,241       6/15/41        28,241          36.2
                                                   -----------                 -----------                 -----------   -----------
         Total / weighted average unsecured
            fixed rate debt                             7.784%                 $   423,241                 $   423,241           7.5
                                                   ===========                 ===========                 ===========   ===========

         Total / weighted average unsecured debt        7.476%                 $   461,241                 $   461,241           6.9
                                                   ===========                 ===========                 ===========   ===========


Total / weighted average secured floating rate debt     3.250%                 $     4,170                 $     4,170           0.3
Total / weighted average secured debt fixed rate debt   6.665%                      71,521                      54,988          11.0
Total / weighted average unsecured floating rate debt   4.050%                      38,000                      38,000           0.7
Total / weighted average unsecured fixed rate debt      7.784%                     423,241                     423,241           7.5
                                                   -----------                 -----------                 -----------   -----------
   Total / weighted average debt                        7.335%                 $   536,932                 $   520,399           7.4
                                                   ===========                 ===========                 ===========   ===========

(1) Includes the effect of mark-to-market accounting for certain assumed mortgages.
(2) The junior subordinated debentures become prepayable at par in June 2006.

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                                 March 31, 2005

                             DEBT MATURITY SCHEDULE
--------------------------------------------------------------------------------
                             (dollars in thousands)

                                                                Scheduled Principal Payments During Period
                                                   -------------------------------------------------------------------
                                                     Secured
                                                   Fixed Rate      Secured      Unsecured     Unsecured
                                                    Debt and      Floating      Floating       Fixed
Year                                             Capital Leases   Rate Debt     Rate Debt     Rate Debt       Total
------------------------------------------------   -----------   -----------   -----------   -----------   -----------
2005                                               $     1,381   $     4,170   $    38,000   $         -   $    43,551
2006                                                     1,982             -             -             -         1,982
2007                                                     2,123             -             -             -         2,123
2008                                                     2,265             -             -             -         2,265
2009                                                     2,435             -             -             -         2,435
2010                                                     2,007             -             -             -         2,007
2011                                                     1,703             -             -             -         1,703
2012                                                    31,259             -             -       245,000       276,259
2013                                                    10,820             -             -             -        10,820
2014 and thereafter                                     15,546             -             -       178,241       193,787
                                                   -----------   -----------   -----------   -----------   -----------
                                                   $    71,521   $     4,170   $    38,000   $   423,241   $   536,932
                                                   ===========   ===========   ===========   ===========   ===========

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                                 March 31, 2005

           LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS
--------------------------------------------------------------------------------

                                                                     As Of And For The Three Months Ended
                                                   -------------------------------------------------------------------
                                                    3/31/2005    12/31/2004     9/30/2004     6/30/2004     3/31/2004
                                                   -----------   -----------   -----------   -----------   -----------
Leverage Ratios:

   Total debt / total assets                             37.3%         37.0%         36.8%         36.8%         37.0%
   Total debt / gross book value of real estate
      assets (1)                                         33.4%         33.4%         33.0%         33.3%         33.8%
   Total debt / total market capitalization              31.9%         29.2%         29.7%         31.1%         28.3%
   Total debt / total book capitalization                37.8%         37.5%         37.5%         37.5%         37.6%
   Secured debt / total assets                            5.3%          5.3%          2.0%          2.0%          2.4%
   Variable rate debt / total debt                        7.9%          7.7%          7.1%          7.7%          8.8%

Coverage Ratios:

   EBITDA / interest expense                              3.3x          3.2x          3.3x          3.3x          3.3x

Public Debt Covenants (2):

   Total debt / adjusted total assets - allowable
      maximum 60.0%                                      31.0%         30.9%         30.4%         30.6%         31.0%
   Secured debt / adjusted total assets - allowable
      maximum 40.0%                                       4.6%          4.7%          1.8%          1.8%          2.1%
   Consolidated income available for debt service /
      debt service - required minimum 2.00x              3.67x         3.65x         3.72x         3.45x         3.72x
   Total unencumbered assets to unsecured debt -
      required minimum 1.50x                             3.48x         3.48x         3.37x         3.33x         3.33x

(1) Gross book value of real estate assets is real estate properties, at cost, less impairment write downs, including purchase price allocations relating to FAS 141.

(2) Adjusted total assets and unencumbered assets include original cost of real estate assets less impairment write downs and exclude depreciation and amortization, accounts receivable and intangible assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, gains and losses on sales of property and amortization of deferred charges.

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                                 March 31, 2005

                            ACQUISITIONS INFORMATION
--------------------------------------------------------------------------------
                             (dollars in thousands)

                                              Number of                           Purchase            Cap
            Tenant          Unit Type         Properties         Units            Price (1)         Rate (2)
       ---------------   ---------------   ---------------   ---------------   ---------------   ---------------




       ---------------------------------------------------------------------------------------------------------
        Q1 2005 Total / Weighted Average                -                 -      $          -                 -

(1) Represents the gross purchase price and excludes closing costs and purchase price allocations relating to FAS 141.
(2)  Represents annual GAAP rent divided by the purchase price.


    THERE WERE NO ACQUISITIONS DURING THE THREE MONTHS ENDED MARCH 31, 2005.

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                                 March 31, 2005

                              FINANCING ACTIVITIES
--------------------------------------------------------------------------------
                    (share amounts and dollars in thousands)

                                                  For the Three
                                                   Months Ended
                                                    3/31/2005
                                                   -----------
Debt Transactions (1):
New debt raised                                    $         -
New debt assumed as part of acquisitions                     -
                                                   -----------
Total new debt                                               -

Debt retired                                                 -
                                                   -----------
Net debt                                           $         -
                                                   ===========

Equity Transactions:
New common shares issued                                     -
New common equity raised, net                      $         -


(1)  Exclude drawings and repayments on our revolving credit facility.


      THERE WERE NO NEW FINANCING ACTIVITIES DURING THE THREE MONTHS ENDED
                                MARCH 31, 2005.

                             PORTFOLIO INFORMATION

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                                 March 31, 2005

                  PORTFOLIO SUMMARY BY FACILITY TYPE AND TENANT
--------------------------------------------------------------------------------
                             (dollars in thousands)

                                      Number of     Number of   Carrying Value                Investment   Annualized
                                      Properties    Units/Beds of Investment (1)   Percent     per unit   Current Rent       Percent
                                     -----------------------------------------------------------------------------------------------
Facility Type:
Independent Living (IL) (2)                   36        10,412   $   902,306         56.2%   $      86.7   $    90,612         57.0%
Assisted Living (AL)                          81         5,337       438,082         27.3%          82.1        42,452         26.7%
Nursing Homes                                 62         6,433       220,752         13.8%          34.3        17,119         10.8%
Hospitals (3)                                  2           364        43,553          2.7%         119.7         8,700          5.5%
                                     -----------------------------------------------------------------------------------------------
                             Total           181        22,546   $ 1,604,693        100.0%   $      71.2   $   158,883        100.0%
                                     ===============================================================================================

Tenant:
Five Star / Sunrise (4)                       31         7,307   $   628,892         39.2%   $      86.1   $    64,206         40.4%
Five Star                                     98         7,731       408,914         25.4%          52.9        32,005         20.1%
Sunrise / Marriott (5)                        14         4,091       325,473         20.3%          79.6        31,197         19.6%
New Seasons / IBC (6)                         10         1,019        87,641          5.5%          86.0         9,287          5.9%
HealthSouth (3)                                2           364        43,553          2.7%         119.7         8,700          5.5%
Alterra Healthcare Corporation                18           894        61,126          3.8%          68.4         7,136          4.5%
Genesis HealthCare Corporation                 1           156        13,007          0.8%          83.4         1,522          1.0%
5 Private Companies (combined)                 7           984        36,087          2.3%          36.7         4,830          3.0%
                                     -----------------------------------------------------------------------------------------------
                             Total           181        22,546   $ 1,604,693        100.0%   $      71.2   $   158,883        100.0%
                                     ===============================================================================================

(1)  Amounts are before depreciation, but after impairment write downs.
(2) Properties where the majority of units are independent living apartments are classified as independent living communities.
(3) Effective January 2, 2002, we entered an amended lease with HealthSouth for two hospitals. In April 2003, we commenced a lawsuit against HealthSouth seeking, among other matters, to reform the amended lease based upon HealthSouth's fraud by increasing the rent payable to us from the date of the amendment forward. This litigation is pending at this time. On October 26, 2004, we terminated the amended lease for default because HealthSouth failed to deliver to us accurate and timely financial information as required by the amended lease. On November 2, 2004, HealthSouth brought a new lawsuit against us seeking to prevent our termination of the amended lease. On November 9, 2004, after a hearing, the court denied HealthSouth's request for a preliminary injunction to prevent the lease termination. We are currently seeking an expedited judicial determination that the lease termination was valid and we are pursuing damages against HealthSouth in the lawsuit which we brought in 2003. We have also begun work to identify and qualify a new tenant operator for the hospitals. Our lease with HealthSouth requires that, after termination, HealthSouth manage the hospitals for our account for a management fee during the period of the transition to a new tenant and remit the net cash flow to us. During the pendency of these disputes, HealthSouth has continued to pay us at the disputed rent amount and we have applied the payments received against the net cash flow due, but we do not know how long HealthSouth may continue to make payments.
(4) These 31 properties leased to Five Star Quality Care, Inc., or Five Star, are managed by Sunrise Senior Living, Inc., or Sunrise. Sunrise does not guaranty Five Star's lease obligations.
(5) Marriott International, Inc., or Marriott, guarantees the lease for the 14 properties leased to Sunrise.
(6) Independence Blue Cross, or IBC, a Pennsylvania health insurer, guarantees the lease for the 10 properties leased to NewSeasons Assisted Living Communities, Inc., or NewSeasons.

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                                 March 31, 2005

                      OCCUPANCY BY FACILITY TYPE AND TENANT
--------------------------------------------------------------------------------

                                                                           For the Three Months Ended
                                                   -------------------------------------------------------------------
                                                    3/31/2005    12/31/2004     9/30/2004     6/30/2004     3/31/2004
                                                   -----------   -----------   -----------   -----------   -----------
Facility Type:
Independent Living (IL)                                    91%           92%           88%           89%           89%
Assisted Living (AL)                                       84%           82%           89%           83%           83%
Nursing Homes                                              88%           89%           89%           89%           89%
Hospitals (1)                                               NA            NA            NA            NA            NA


Tenant:
Five Star / Sunrise                                        92%           90%           90%           90%           90%
Five Star (2)                                              87%           88%           89%           87%           89%
Sunrise / Marriott                                         90%           91%           91%           89%           88%
New Seasons / IBC                                          79%           79%           80%           78%           79%
HealthSouth (1)                                             NA            NA            NA            NA            NA
Alterra Healthcare Corporation                             84%           85%           82%           81%           83%
Genesis HealthCare Corporation                             96%           96%           97%           97%           96%
5 Private Companies (combined)                             87%           88%           85%           86%           87%

(1) During 2003, HealthSouth issued a press release stating that its historical financial information should not be relied upon. Since that time and through the date of this report, HealthSouth has not filed audited financial information with the SEC. Because we have reason to doubt whatever information we have from HealthSouth we do not disclose any operating data for this tenant.
(2) Includes data for periods prior to our ownership of certain properties included in this lease.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated quarterly periods, or the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified our tenants' operating data.

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                                 March 31, 2005

                    % PRIVATE PAY BY FACILITY TYPE AND TENANT
--------------------------------------------------------------------------------

                                                                           For the Three Months Ended
                                                   -------------------------------------------------------------------
                                                    3/31/2005    12/31/2004     9/30/2004     6/30/2004     3/31/2004
                                                   -----------   -----------   -----------   -----------   -----------
Facility Type:
Independent Living (IL)                                    84%           85%           85%           86%           86%
Assisted Living (AL)                                       92%           92%           92%           92%           94%
Nursing Homes                                              18%           22%           20%           20%           20%
Hospitals (1)                                               NA            NA            NA            NA            NA


Tenant:
Five Star / Sunrise                                        85%           85%           85%           85%           85%
Five Star (2)                                              41%           43%           35%           34%           35%
Sunrise / Marriott                                         80%           81%           82%           81%           82%
New Seasons / IBC                                         100%          100%          100%          100%          100%
HealthSouth (1)                                             NA            NA            NA            NA            NA
Alterra Healthcare Corporation                             98%           98%           98%           98%           98%
Genesis HealthCare Corporation                             23%           23%           21%           24%           22%
5 Private Companies (combined)                             24%           24%           25%           25%           24%

(1) During 2003, HealthSouth issued a press release stating that its historical financial information should not be relied upon. Since that time and through the date of this report, HealthSouth has not filed audited financial information with the SEC. Because we have reason to doubt whatever information we have from HealthSouth we do not disclose any operating data for this tenant.
(2) Includes data for periods prior to our ownership of certain properties included in this lease.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated quarterly periods, or the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified our tenants' operating data.

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                                 March 31, 2005

                            RENT COVERAGE BY TENANT
--------------------------------------------------------------------------------

                                                                           For the Three Months Ended
                                                   -------------------------------------------------------------------
                                                    3/31/2005    12/31/2004     9/30/2004     6/30/2004     3/31/2004
                                                   -----------   -----------   -----------   -----------   -----------
Five Star / Sunrise (1)                                  1.14x         1.10x         1.06x         1.12x         1.12x
Five Star (2)                                            1.63x         1.77x         1.78x         1.65x         1.62x
Sunrise / Marriott                                       1.25x         1.32x         1.26x         1.35x         1.31x
New Seasons / IBC                                        1.11x         1.13x         1.19x         1.12x         0.96x
HealthSouth (3)                                             NA            NA            NA            NA            NA
Alterra Healthcare Corporation                           1.63x         1.63x         1.58x         1.64x         1.63x
Genesis HealthCare Corporation                           1.71x         1.85x         1.92x         2.13x         1.56x
5 Private companies (combined)                           1.87x         2.11x         1.87x         1.89x         1.95x

(1)  Rent coverage is after non-subordinated management fees.

(2) Includes data for periods prior to our ownership of certain properties included in this lease.

(3) During 2003, HealthSouth issued a press release stating that its historical financial information should not be upon. Since that time and through the date of this report, HealthSouth has not filed audited financial information the SEC. Because we have reason to doubt whatever information we have from HealthSouth we do not disclose operating data for this tenant.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods, or the most recent prior period for which tenant operating results are available to us from our tenants. coverage is calculated as operating cash flow from our tenants' facility operations, before subordinated charges capital expenditure reserves, if any, divided by rent payable to us. We have not independently verified our tenants' operating data.

                        Senior Housing Properties Trust
                   Supplemental Operating and Financial Data
                                 March 31, 2005

                      PORTFOLIO LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------
                             (dollars in thousands)

                                                   Annualized  % of  Annualized
                                                  Current Rent   Current Rent
                                                   -----------   -----------
2005                                               $         -          0.0%
2006                                                     1,522          1.0%
2007                                                         -          0.0%
2008                                                         -          0.0%
2009                                                         -          0.0%
2010                                                     1,244          0.8%
2011                                                     8,700          5.5%
2012                                                         -          0.0%
2013                                                    32,272         20.3%
2014                                                         -          0.0%
2015                                                     1,914          1.2%
2016                                                         -          0.0%
2017                                                    80,629         50.7%
2018                                                         -          0.0%
2019                                                       597          0.4%
2020 and thereafter                                     32,005         20.1%
                                                   -----------   -----------
Total                                              $   158,883        100.0%
                                                   ===========   ===========

Weighted average remaining lease term (in years)          12.0